Exhibit 10.2

KNIGHTSWAN ACQUISITION CORPORATION

5708 Inspiration Terrace
Bradenton, Florida 34210

August 13, 2021

KnightSwan Sponsor LLC
5708 Inspiration Terrace
Bradenton, Florida 34210

RE:  Securities Subscription Agreement

Ladies and Gentlemen:

We are pleased to accept the offer KnightSwan Sponsor LLC (the “Subscriber” or “you”) has made to purchase 7,187,500 shares of Class B common stock (the “Shares”), $0.0001 par value per share (the “Class B Common Stock” and, together with all other classes of common stock of the Company (as defined below), the “Common Stock”), up to 937,500 Shares of which are subject to complete or partial forfeiture by you if the underwriters of the initial public offering (“IPO”) of KnightSwan Acquisition Corporation, a Delaware corporation (the “Company”), do not fully exercise their over-allotment option (the “Over-Allotment Option”). The terms (this “Agreement”) on which the Company is willing to sell the Shares to the Subscriber, and the Company’s and the Subscriber’s agreements regarding the Shares, are as follows:

1. Subscription and Purchase of Shares. For the sum of $25,000 (the “Purchase Price”), which the Company acknowledges receiving from or on behalf of the Subscriber, the Company hereby issues and sells the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company, 937,500 of which are subject to the forfeiture provisions of Section 3, on the terms and subject to the conditions set forth in this Agreement. All references in this Agreement to shares of the Company being forfeited shall take effect as surrenders for no consideration for such shares as matter of Delaware law. Concurrently with the Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the shares (the “Original Certificate”) or effect such delivery in book-entry form.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation and the limited liability company agreement of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3. Organization and Authority. The Subscriber is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement will be a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. The Subscriber is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of the Subscriber’s investment in the Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.1.6. Regulation D Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption applicable to “accredited investors” or similar exemptions under federal and state law.

2.1.7. Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person and not with a view towards the distribution or dissemination thereof that would result in a violation of the Securities Act. The Subscriber did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands that the Shares will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and that the certificate representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, the Shares may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Section 5. The Subscriber agrees that if any transfer of the Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to offer, resell, pledge or otherwise transfer the Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1. Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of incorporation or by laws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party, (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and other agreements to which the Shares may be subject which have been notified to the Subscriber in writing, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

3. Forfeiture of Shares.

3.1. Partial or No Exercise of the Over-Allotment Option. In the event the Over-Allotment Option granted to the representative of the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of the Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 937,500 Shares and pro rata based upon the percentage of the Over-Allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and all other initial stockholders prior to the IPO, if any) will own an aggregate number of Shares (not including Shares issuable upon exercise of any warrants or any Common Stock purchased by Subscriber in the IPO or in the aftermarket) equal to 20% of the issued and outstanding Common Stock immediately following the IPO.

3.2. Termination of Rights as Stockholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares.

3.3. Share Certificates. In the event an adjustment to the Original Certificates, if any, is required pursuant to this Section 3, then the Subscriber shall return the Original Certificates to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising the Subscriber of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Shares held by the Subscriber. The New Certificate, if any, shall be returned to the Subscriber as soon as practicable. Any such adjustment for any uncertificated securities held by the Subscriber shall be made in book-entry form.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases Common Stock in the IPO or in the aftermarket, any additional Common Stock so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Shares for funds held in the Trust Account upon the successful completion of an initial business combination by the Company.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (the “Insider Letter”) to be dated as of the closing of the IPO by and among the Subscriber, the Company and directors and officers of the Company signatory thereto, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2. Lock-Up. The Subscriber acknowledges that the Shares will be subject to lock-up provisions contained in the Insider Letter.

5.3. Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD.”

5.4. Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of a special dividend payable in a form other than Common Stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Shares subject to this Section 5 and Section 3.

5.5. Registration Rights. The Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO.

6. Other Agreements.

6.1. Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3. Entire Agreement. This Agreement, together with the Insider Letter and a registration rights agreement to be entered into with the Company prior to the closing of the IPO, substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15. Construction. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

6.16. Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.17. Voting and Redemption of Shares. The Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to the Shares. Additionally, the Subscriber agrees not to redeem any Shares in connection with a redemption or tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company.

6.18. Indemnification. Each party shall indemnify (such party, the “Indemnifying Party”) the other party (such party, the “Indemnified Party”) and its respective officers, employees and controlling persons to the fullest extent permitted by law from and against any and all losses, damages, expenses (including reasonable attorneys’ fees and expenses) or other liabilities resulting from or arising out of such party’s breach of any representation, warranty, covenant or agreement contained in this Agreement. The foregoing indemnification rights apply so long as the action or failure to act by the Indemnified Party does not constitute fraud, bad faith, willful misconduct or gross negligence. Notwithstanding any of the foregoing to the contrary, indemnification protections will not be construed so as to relieve (or attempt to relieve) any Indemnified Party of any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but will only be construed so as to effectuate the indemnification protections to the fullest extent permitted by law.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

KNIGHTSWAN ACQUISITION CORPORATION

By:	/s/ Brandee Daly
Name: Brandee Daly
Title: Chief Executive Officer

Accepted and agreed this 13th day of August, 2021.

KNIGHTSWAN SPONSOR LLC

By:	/s/ Brandee Daly
Name: Brandee Daly
Title: Managing Member

[Signature Page to Securities Subscription Agreement—KnightSwan Acquisition Corporation]